As filed with the Securities and Exchange Commission on May 20, 2015

Registration No. 333-202922

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Amendment No. 1 to FORM S-1 REGISTRATION STATEMENT Under The Securities Act of 1933
Blackhawk USA, Inc.
(Name of small business issuer in its charter)

Nevada		47-2458291
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Blackhawk USA, Inc.

26632 Towne Centre Dr.

Suite 300

Foothill Ranch, CA 92610

Telephone (949) 420-3700

(Address and telephone number of Registrant’s principal executive offices)

(Name, address and telephone number of Registrant’s agent for service)

Please send copies of all communications to:
Joseph Lambert Pittera, Esq.
Law Offices of Joseph Lambert Pittera 1308 Sartori Avenue, Suite 109 Torrance, California 90501 Telephone: (310) 328-3588 Facsimile No. (310) 328-3063

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, and a non-accelerated filed or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	Per Share ($)	($)(2)	Fee($)

Shares of Common	5,000,000	$.50	$2,500,000	$290.50*
Stock, $ Par Value	$.001

1	5,000,000 shares are being offered by a direct offering at the price of $.50 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

* Previously Paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling shareholders, may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we, nor the selling stockholders, are soliciting offers to buy these securities in any state where the offer of sale is not permitted.

Prospectus

Blackhawk USA, Inc.

26632 Towne Center Drive

Suite 300
Foothill Ranch, Ca. 92610

Telephone (949) 420-3700

A Maximum of 5,000,000 Shares of Common Stock

At $.50 Per Share

Blackhawk USA Inc. (“Company”) is registering a maximum of 5,000,000 shares of its common stock at a fixed price of $.50 per share for sale to the general public in an officer/director best efforts offering. The Issuer will not be allowed access to any funds until the minimum of $10,000 has been deposited into the escrow account of the Law Offices of Joseph L. Pittera, the escrow agent for the Company, signifying the sale of at least a minimum of 20,000 common shares. From the date the date the common shares are registered for sale, the Company will have 180 days to sell the 20,000 minimum shares. If after 180 days, the Company has not met the minimum, the funds will be returned to the purchasers.

Prior to this offering, there has been no public market for Blackhawk USA’s common stock. We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company qualifies as an emerging growth company as defined in the Jumpstart Our Business Act. An emerging growth company is defined as an issuer with less than $1,000,000,000 total annual gross revenues during its most recently completed fiscal year. Title 1 of the Jumpstart Our Business Startups Act allows for scaled disclosures for emerging growth companies including no requirement for Sarbanes-Oxley Act Section 404(b) auditor attestations of internal control over financial reporting. Emerging growth companies also need not provide more than two years of audited financial statements per Section 7(a)(2)(A) of the Securities Act. The Company has elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b), which is irrevocable.

The Company’s Early Growth Status Terminates on the earliest of (i) the last day of the first fiscal year of the Company during which it had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year of the Company following the fifth anniversary of the date of the issuer’s initial public offering; (iii) the date on which the Company has issued more than $1 billion in non-convertible debt securities in any three year period; or (iv) the date on which the Company is deemed to be a “large-accelerated filer” under the Securities Exchange Act of 1934, which means that it has at least $700 million of equity securities held by non-affiliates.

The Company is not a blank-check company. The Company and its promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person. Further, once the Company is a reporting company, it will not be used as a vehicle for a private company to become a reporting company.

Prior to this offering, there has been no public market for Blackhawk USA Inc.’s common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 2.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	5,000,000	$.50	$0	$2,500,000
Maximum	5,000,000	$.50	$0	$2,500,000
Midpoint	2,500,000	$.50	$0	$1,250,000
Minimum	20,000	$.50	$0	$10,000

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(a)(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. In addition the Company may not file any registration statements under Form S-8 until the Company is no longer deemed a Shell Company. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company due to reduced liquidity or outright illiquidity in the market for the securities of the Shareholders.

Blackhawk USA does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated May_____, 2015

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. Neither we, nor the selling shareholders have authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell nor is it seeking an offer to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of shares of our common stock.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we”, “us”, “our”, and “Company” are to Blackhawk USA.

COMPANY OVERVIEW

Blackhawk USA, Inc. is a company with 3 division’s property management, construction and consulting for energy and green designs. The company will have partnerships with companies that offer commercial and residential home performance solutions that increase comfort, health, and safety and significantly reduce energy usage and utility bills. Property management will manage property owners property whether it is residential or commercial properties and the construction division will handle any tenant improvements for the property management division and remodel or construct properties we acquire. As, of December 31, 2014 Blackhawk has zero dollars in revenue.

The Company is a development stage startup, and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Prior to this offering, there has been no public market Blackhawk Group, Inc.’s common stock. We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company qualifies as an emerging growth company as defined in the Jumpstart Our Business Act. An emerging growth company is defined as an issuer with less than $1,000,000,000 total annual gross revenues during its most recently completed fiscal year. Title 1 of the Jumpstart Our Business Startups Act allows for scaled disclosures for emerging growth companies including no requirement for Sarbanes-Oxley Act Section 404(b) auditor attestations of internal control over financial reporting. Emerging growth companies also need not provide more than two years of audited financial statements per Section 7(a)(2)(A) of the Securities Act. The Company has elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b), which is irrevocable.

The Company’s Early Growth Status Terminates on the earliest of (i) the last day of the first fiscal year of the Company during which it had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year of the Company following the fifth anniversary of the date of the issuer’s initial public offering; (iii) the date on which the Company has issued more than $1 billion in non-convertible debt securities in any three year period; or (iv) the date on which the Company is deemed to be a “large-accelerated filer” under the Securities Exchange Act of 1934, which means that it has at least $700 million of equity securities held by non-affiliates.

The Company is not a blank-check company. The Company and its promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person. Further, once the Company is a reporting company, it will not be used as a vehicle for a private company to become a reporting company.

Blackhawk USA formed in the State of Nevada on December 2, 2014 company is headquartered in Foothill Ranch, California, United States. Blackhawk USA.

The company's Chairman/CEO Michael Flynn control majority common class A stock at Blackhawk USA, Inc.

Our principal and executive offices are located at 26632 Towne Centre Dr. Suite 300, Foothill Ranch, CA 92610 with telephone number of 949-420-3700 and a fax number of 949-420-3701. Office is an Executive Office located in a Premier Business center.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offer.

Securities Being Offered:	Common

Offering Price per Share:	$.50

Offering Period:	6 months

Net Proceeds to Our Company:	$2,500,000

Use of Proceeds:	See Use of Proceeds

Number of Shares Outstanding Before the Offering:	24,601,000

Number of Shares Outstanding After the Offering:	29,601,000

1

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

RISKS ASSOCIATED WITH OUR COMPANY

Our independent auditors have stated that our operating losses risk our ability to continue as a going concern.

The Company’s significant operating losses have caused our auditors to raise substantial doubt about our ability to continue as a going concern. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and investors may lose their entire investment in the Company.

Because we are a “Shell Company,” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 until we cease being a “Shell company.”

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(a)(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. In addition the Company may not file any registration statements under Form S-8 until the Company is no longer deemed a Shell Company. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company due to reduced liquidity or outright illiquidity in the market for the securities of the Shareholders.

Our Chief Executive Officer has a limited history of managing a public company and therefore investors may face the risk of loss of their investment if the Company’s management cannot successfully manage the Company.

Our Chief Executive Officer, Michael Flynn, has limited experience managing a public company and this lack of experience may translate into an inability to bring to fruition the Company’s business model thereby risking the loss of any investor’s investment in the Company.

Lack of Profitable Operating History

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable and that Blackhawk USA, Inc. may not raise a sufficient amount of capital to commence operations to implement our business plan. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company:

•	has funds available for working capital, project development and sales and marketing efforts;
•	has funds for the continuous upgrading of its production operations and facilities;
•	achieves the projected sales revenues;
•	controls the Company’s operating expenses;
•	continues to attract new business;
•	withstands competition in the Company’s marketplace.

2

The Company’s activities may require additional financing, which may not be obtainable.

The Company had limited cash deposits. Based on the Company’s expectations as to future performance, the Company considers these resources and existing and anticipated credit facilities, to be adequate to meet the Company’s anticipated cash and working capital needs at least through December 31, 2015. The Company, however, expects to be able to raise capital to fund the Company’s operations, current and future program development. The Company may also need to raise additional capital to fund expansion of the Company’s business by way of one or more strategic acquisitions. Unless the Company’s results improve significantly, it is doubtful that the Company will be able to obtain additional capital for any purpose if and when the Company needs it.

The Company depends heavily on the Company’s senior management who may be difficult to replace.

The Company believes that the Company’s future success depends to a significant degree on the skills, experience and efforts of its Chairman, CEO and other key executives. Any of these executives would be difficult to replace. While all of them have incentives to remain with the Company, they are not bound by employment contracts, and there is no assurance that either of them will not elect to terminate their services to us at any time.

Increasing the Company’s business depends on the Company’s ability to increase demand for the Company’s products and services.

While the Company believes that there is a market for its planned increase in the Company’s products and services, there is no guarantee that the Company will be successful in its choice of product or technology or that consumer demand will increase as the Company anticipates.

The Company may be exposed to significant costs of defense and damages in litigation.

Although the Company is not currently a subject of any legal or administrative proceedings there is always the risk that the Company could be the subject of legal proceedings that could give rise to significant exposure in costs and damages.

The Company’s ability to operate and compete effectively requires that the Company hires and retains skilled marketing and technical personnel, who have been in short supply from time to time and may be unavailable to us when the Company needs them.

The Company’s business requires us to be able to continuously attract, train, motivate and retain highly skilled employees, particularly marketing and other senior management personnel. The Company’s failure to attract and retain the highly trained personnel who are integral to the Company’s sales, development and distribution processes may limit the rate at which the Company can generate sales. The Company’s inability to attract and retain the individuals the Company needs could adversely impact the Company’s business and the Company’s ability to achieve profitability.

The Company may suffer from a business interruption and continuity of its ongoing operations might be affected.

The Company’s ability to implement its business plans may be adversely affected by any business interruption that will affect the continuity of its operations. While the Company may take reasonable steps to protect itself, there could be interruptions from computer viruses, server attacks, network or production failures and other potential interruptions that would be beyond the Company’s reasonable control. There can be no assurance that the Company’s efforts will prevent all such interruptions. Any of the foregoing events may result in an interruption of services and a breach of the Company’s obligations to its clients and customers or otherwise have a material adverse effect on the business of the Company.

Macro-economic factors may impede business, access to finance or may increase the cost of finance or other operational costs of the Company.

Changes in the United States and global financial and equity markets, including market disruptions, interest rate fluctuations, or inflation changes, may make it more difficult for the Company to obtain financing for its operations or investments or increase the cost of obtaining financing. In the event that the Company is delayed in attaining its projections, borrowing costs can be affected by short and long-term debt ratings assigned by independent ratings agencies which are based, in significant part, on the Company’s performance as measured by credit metrics such as interest coverage and leverage ratios. Decrease in these ratios or debt ratings would increase the Company’s cost of borrowings and make it more difficult to obtain financing.

There is a limitation on the officers and directors liability.

The articles of the Company limit the personal liability of directors and officers for breach of fiduciary duty and the Company provides an indemnity for expenses and liabilities to any person who is threatened or made a party to any legal action by reason of the fact that the person is or was a director or officer of the Company unless the action of proven to that the person was liable to be negligent or misconduct in the performance of their duty to the Company.

3

The loss of our key officers or directors may raise substantial doubt as to the continued viability of the Company.

Blackhawk USA operations depend on the efforts of key officers and directors and the loss of their services may irreparably harm the Company in such a manner that it may not be able to overcome any such loss in management.

Because of our new business model, we have not proven our ability to generate profit, and any investment in Blackhawk USA is risky.

We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

We may be unsuccessful in monitoring new trends.

Our net revenue might decrease with time. Consequently, our future success depends on our ability to identify and monitor trends and the development of new markets. To establish market acceptance of a new technologies, we will dedicate significant resources to research and development, production and sales and marketing. We will incur significant costs in developing, commissioning and selling new products, which often significantly precede meaningful revenues from its sale. Consequently, new business can require significant time and investment to achieve profitability. Prospective investors should note, however, that there can be no assurance that our efforts to introduce new products or other services will be successful or profitable.

We may face distribution and product risks.

Our future financial results depend in large part on our ability to develop relationships with our customers. Any disruption in our relationships with our future customers could adversely affect our financial performance.

We may face claims of infringement on intellectual property rights.

Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of certain intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future uses or in perpetuity. We cannot assure you that we will prevail in any of these claims. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these technologies may adversely affect our ability to generate revenue from or use of these intellectual property rights.

If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months. It is possible that we may need to purchase additional equipment, hire additional personnel, and further develop new business ventures, or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial client base via existing relationships that our directors and officers have established in past business relationships. Should these relationships not generate the anticipated volume of business, any unanticipated costs would diminish our working capital.

Competitors with more resources may force us out of business.

Competition in our sectors of business come from a variety of factors, including quality, timely commissioning of new projects, product positioning, pricing and brand name recognition. The principal competitors for our business may do this better than we can. Each of these competitors has substantially greater financial resources than we do. New technologies may also present substantial competition. We may be unsuccessful in competing with these competitors, which may materially harm our business.

Blackhawk USA may not be able to attain profitability without additional funding, which may be unavailable.

Blackhawk USA has limited capital resources. Unless Blackhawk USA begins to generate sufficient revenues to finance operations as a going concern, Blackhawk USA may experience liquidity and solvency problems. Such liquidity and solvency problems may force Blackhawk USA to cease operations if additional financing is not available.

4

RISKS ASSOCIATED WITH THIS OFFERING

You may not be able to sell your shares in Blackhawk USA because there is no public market for Blackhawk USA stock.

There is no public market for Blackhawk USA common stock. Therefore, the current and potential market for Blackhawk USA common stock is limited. No market is available for investors in Blackhawk USA common stock to sell their shares if the Company does not acquire listing status. Blackhawk USA cannot guarantee that a meaningful trading market will develop.

If Blackhawk USA stock ever becomes tradable, of which Blackhawk USA cannot guarantee success, the trading price of Blackhawk USA common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Blackhawk USA control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Blackhawk USA stock.

Liquidity on the OTC Markets is limited, and the Company may be unable to obtain listing of the Company’s Common Stock on a more liquid market.

The Company’s Common Stock will be quoted on the OTC Markets, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or Small Cap Market). There is uncertainty that any of the Company’s securities will ever be accepted for listing on an automated quotation system or securities exchange.

The Board of the Company has full discretion to reallocate the Proceeds.

The Company intends to use the net proceeds from this offering for the purposes and in the amounts described ‘USE OF PROCEEDS’. The Company’s estimates of its allocation of the net proceeds of the offering are based upon the current state of its business operations, its current plans and current economic and industry conditions. These estimates are subject to change based on material factors such as delays in project development, unanticipated or changes in the level of competition, adverse market trends and new business opportunities. Thus the Company will have broad discretion to make material changes in the allocation of the proceeds.

The Company’s Common Stock may be thinly traded, and the public market may provide little or no liquidity for holders of the Company’s Common Stock.

Purchasers of shares of the Company’s Common Stock may find it difficult to resell their shares at prices quoted in the market or at all. There is currently a limited volume of trading in the Company’s Common Stock, and on many days there has been no trading activity at all. Due to the historically low trading price of the Company’s Common Stock, many brokerage firms may be unwilling to effect transactions in the Company’s Common Stock, particularly because low-priced securities are subject to an SEC rule that imposes additional sales practice requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). The Company cannot predict when or whether investor interest in the Company’s Common Stock might lead to an increase in its market price or the development of a more active trading market or how liquid that market might become.

The Company is making the offering on a best efforts basis and there is no assurance that the offering will be sold.

There is no assurance that the Company’s offering will be sold, in whole or even in part. The proposed use of net proceeds assumes a sale of the full amount of the offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholders of Blackhawk USA own a majority of the outstanding shares of Blackhawk USA common stock. Further issues of stock will mean that shareholders may experience substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Please refer to the section titled “Dilution” herein.

Purchasers in this offering will have limited control over decision making because a small group of shareholders control a majority of shares issued and outstanding before and after this offering.

Such concentrated control may also make it difficult for stockholders to receive a premium for their shares of the Company in the event the Company enters into transactions, which require stockholder approval. This concentration of ownership limits the power to exercise control by the minority shareholders.

5

Investors may have difficulty liquidating their investment because Blackhawk USA’s stock will be subject to Penny Stock Regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Blackhawk USA shares, thereby reducing the level of trading activity in any secondary market that may develop for Blackhawk USA shares. Consequently, customers in Blackhawk USA securities may find it difficult to sell their securities, if at all.

USE OF PROCEEDS

The following table sets forth the sources and uses of proceeds from the Company’s US$2.5 million offering assuming all Shares offered are sold:

Sources of Funds
Shares (1)	$2,500,000
Total Sources	$2,500,000

Use of Funds
Operations and Administration	$300,000
Marketing and Business Development	$500,000
Capital Expenditures	$1,200,000
Professional Fees	$150,000
Working Capital (Reserves)	$350,000

Total Uses	$2,500,000

(1) Shares equal to US$2,500,000 raised by the Company from this offering which it will be used $300,000 to hire accounting staff and administrative staff, along with office supplies and a new office space to rent, $500,000 will be used to develop a website, launch a social media program, design and print flyers and vendor packages, and hire a few sales representatives. And project managers $1,200,000 for capital expenditures, such as build out a design center for clients to stop by and play with different options, computers for employees, servers for business, big screen TV’s for design center advertising and any extra fixtures for design fixtures, the $150,000 will be used to hire legal and auditors as well an investment relations company for filings $350,000 will be used working capital such as sub-contractors to, rent and any misc. office expenses.

Sources of Funds
Shares (2)	$10,000
Total Sources	$10,000
Use of Funds
Operations and Administration	$0
Marketing	$10,000
Capital Expenditures	$0
Professional Fees	$0
Working Capital (Reserves)	$0

Total Uses	$10,000

(2) Shares equal to US$10,000 raised by the Company from this offering which it will be used to design a website and launch a social media program for Blackhawk USA, Inc.

Sources of Funds
Shares (3)	$625,000
Total Sources	$625,000
Use of Funds
Operations and Administration	$100,000
Marketing and Business Development	$250,000
Capital Expenditures	$300,000
Professional Fees	$25,000
Working Capital (Reserves)	$0
Total Uses	$1,250,000

(3) Shares equal to US$625,000 raised by the Company from this offering which it will be used $100,000 to hire accounting staff and administrative staff, along with office supplies and a new office space to rent, $200,000 will be used to develop a website, launch a social media program, design and print flyers and vendor packages, and hire a few sales representatives. And project managers $300,000 for capital expenditures, such as build out a design center for clients to stop by and play with different options, computers for employees, servers for business, big screen TV’s for design center advertising and any extra fixtures for design fixtures, the $25,000 will be used to hire legal and auditors as well an investment relations company for filings.

6

Sources of Funds
Shares (4)	$1, 250,000
Total Sources	$1,250,000
Use of Funds
Operations and Administration	$300,000
Marketing and Business Development	$300,000
Capital Expenditures	$500,000
Professional Fees	$50,000
Working Capital (Reserves)	$100,000
Total Uses	$1, 250,000

(4) Shares equal to US$1,250,000 raised by the Company from this offering which it will be used $300,000 to hire accounting staff and administrative staff, along with office supplies and a new office space to rent, $300,000 will be used to develop a website, launch a social media program, design and print flyers and vendor packages, and hire a few sales representatives. And project managers $500,000 for capital expenditures, such as build out a design center for clients to stop by and play with different options, computers for employees, servers for business, big screen TV’s for design center advertising and any extra fixtures for design fixtures, the $50,000 will be used to hire legal and auditors as well an investment relations company for filings $100,000 will be used working capital such as sub-contractors to, rent and any misc. office expenses.

Sources of Funds
Shares (5)	$1, 875, 000
Total Sources	$1,875, 000
Use of Funds
Operations and Administration	$300,000
Marketing and Business Development	$400,000
Capital Expenditures	$575,000
Professional Fees	$150,000
Working Capital (Reserves)	$450, 000
Total Uses	$1,875,000

(5) Shares equal to US$2,500,000 raised by the Company from this offering which it will be used $300,000 to hire accounting staff and administrative staff, along with office supplies and a new office space to rent, $400,000 will be used to develop a website, launch a social media program, design and print flyers and vendor packages, and hire a few sales representatives. And project managers. $575,000 for capital expenditures, such as build out a design center for clients to stop by and play with different options, computers for employees, servers for business, big screen TV’s for design center advertising and any extra fixtures for design fixtures, the $150,000 will be used to hire legal and auditors as well an investment relations company for filings $450,000 will be used working capital such as sub-contractors to, rent and any misc. office expenses.

The Company has broad discretion in how it shall apply proceeds received from this Offering. The Company has designed a number of scenarios to describe to investors what the Company will invest in depending on the number of shares sold and the amount of funds received. Of critical importance to the Company is being able to hire the professionals necessary to keep the Company in compliance with its SEC reporting obligations each quarter and end of year reporting period. Similarly it is important for the Company to be able to build out its design center to attract customers. In the event only the minimum of $10,000 is raised it will become important for the Company to set up its website and social media campaign to increase awareness of what the Company has to offer to the public at large. This in turn will aid the Company in being able to raise the further funds necessary to accomplish implementation of the Company’s business model.

DETERMINATION OF OFFERING PRICE

Shares in the Company representing a percentage of the Company, each Share is priced at $.50 and consists of 5,000,000 Class A shares in the Company. There is no minimum or maximum investment required. Nor is there any minimum or maximum amount of funds that will not be used, if $10,000 or $2,500,000 is raised the company will use those funds to operate the company.

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DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Blackhawk USA’s issued and outstanding stock. With 24,601,000,000 common shares issued the net book value of Blackhawk USA before the offering is $0. Assuming all 5,000,000 shares offered are sold, and in effect Blackhawk USA receives the maximum estimated proceeds of this offering from shareholders, Blackhawk USA net book value will be approximately $.001 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $.499 per share, while the Blackhawk USA’s present stockholders will receive an increase of $.499 per share in the net tangible book value of the shares that they hold. This will result in a $ .499 dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table, as a pro-forma schedule using the December, 2014 financial statements as a basis, represents a comparison of the various prices paid by the individual who invested in Blackhawk USA previously with the shares offered to new shareholders:

Book Value Per Share Before the Offering	$0

Book Value Per Share After the Offering	$.001

Net Decrease to Original Shareholders	$.499

Increase in Investment to New Shareholders	$.499

Increase to New Shareholders (%)	99%

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell Shares directly to the public, with no commission or other remuneration payable for any Shares that are sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Michael Flynn, our officer and director, will sell the Shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

They will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

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TERMS OF THE OFFERING

The Registrant intends to register 5,000,000 common shares at the fixed price of $.50 per share for sale to the public and if all 5,000,000 common shares are sold then the Registrant shall receive $2,500,000 from the offering.

DEPOSIT OF OFFERING PROCEEDS

This is a “best efforts” offering and, as such, we will not be able to spend any of the proceeds unless and until the minimum total of 10,000 common shares are sold and all proceeds from such sale are received. We intend to hold all monies collected for subscriptions in a separate escrowed bank account with our attorney Joseph L. Pittera, at the Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501 with the escrow account located at Bank of America, 21700 Hawthorne Boulevard, Torrance, California 90503, until the total amount of $10,000 has been received. The funds will be held in the escrow account for the benefit of the investors until such time as the Company manages to raise the minimum of $10,000.00. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable unless the total minimum offering of 10,000 common shares are not sold. All checks for subscriptions should be made payable to “Law Offices of Joseph L. Pittera F/B/O Blackhawk USA”

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 24,601,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

There are currently no outstanding option or warrant awards, and the Company has not implemented any equity compensation plan.

PREFERRED STOCK

Our authorized capital includes a Preferred Class of stock. The Company is authorized to issue a total of 0 shares of Preferred Stock, par value $0 per share. The terms of the preferred have not been defined as of this filing.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (December, 2014) to December, 2014 included in this prospectus has been audited by GBH CPAs, PC 6002 Rogerdale, Suite 500 Houston, Texas 77072. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

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DESCRIPTION OF OUR BUSINESS

Blackhawk USA, Inc. is a company with three divisions; property management, construction and consulting for energy and green designs. The Company will have partnerships with companies that offer commercial and residential home performance solutions that increase comfort, health, and safety and significantly reduce energy usage and utility bills. Property management will manage property owners property whether it is residential or commercial properties and the construction division will handle any tenant improvements for the property management division and remodel or construct properties we acquire. As of December 31, 2014 Blackhawk has zero dollars in revenue.

BlackHawk USA has solicited residential and commercial properties to provide property management services, we have been in discussions with contractors to do construction work on rentals and build outs. Remodel construction so that we may sell or rent is in the process and should have a few negotiations completed in the next 3-6 months.

Management has completed remodels and sales of the property in the past however, not with Blackhawk and has also worked part time on consulting projects when it comes to performance solutions. Based on our future plans we will continue moving forward with our three divisions and our main focus at this moment is the Property Management Division which gives us recurring monthly revenue and our 2nd focus is us acquiring remodels for funds within 30 days after remodel is completed or a monthly income from rentals.

Industry Data

Industry Opportunity is a section for shareholders to see what the past looked like and what markets looked like. The source for the data that has been used for the Real Estate Property Manager Industry is from the following: Source: Analysis of US Census and federal statistics as well as Source: Anything Research. The data is for informational purposes of the industry and have no reflection on whether we have or will obtain the same results.

Property Management Division

Blackhawk USA will have Property Owners turn to us to demonstrate the best practices in the property management industry. We offer our clients a variety of services:

We will market our properties on our own website as well as, Craigslist and many other websites. Here are a few;

Zillow	Yahoo Homes	hotpads
Frontdoor	RentBits	Trovit
Oodle	Walkscore	Geebo
Military.com	RentJungle	Enormo
Facebook	Twitter	InstaGram
Campus Avenue	Trulia	ByOwnerMLS

SHOWINGS - We show properties 7 days a week, evenings and weekends. We make sure that it is convenient for interested tenant prospects.

TENANT SCREENINGS - We perform credit, criminal and employment verification on each prospective renter using current tenant screening software. This way, our owners can rest easy, knowing that their tenants have passed rigorous requirements. Furthermore, tenants can feel secure, knowing that the process is streamlined, fair and timely.

LEASING AND TENANT PLACEMENT - We complete the new lease, obtain signatures from the new tenant, and coordinate the move-in with the new tenant, ensuring a seamless lease-process. This way, our owners have Peace of Mind, knowing that their investment is producing income.

RENT COLLECTION - We handle all rent collection.  This can be done in person, or online depending on what the owner desires.

MONTHLY WALK-THROUGHS - Our Leasing Manager conducts a walk-through at the property prior to tenant occupancy to verify property condition. We also perform a walk-through every month after move-in to ensure property condition and lease term compliance.

MAINTENANCE - We coordinate all maintenance and notify the property owner in the event of any maintenance issues. We have established relationships with some of the best contractors in the business to offer quality and economical maintenance for your property. Property Management is maintenance management and we take pride in our outstanding vendors and their quality work.

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ACCOUNTING - We handle accounting our property owners and provide our owners with a monthly cash flow report as well as summary of all maintenance required and performed. This way, our owners know exactly where rental proceeds are going.  This helps you stay organized for tax-time!

INDUSTRY OPPORTUNITY

The current size of the Real Estate Property Managers market is $66,906 million. The industry has grown on average 6% per year since 2009. Compared to 2013, 2014 revenues have grown 10%. Long term forecasts for the industry project positive growth.

The market size for the Real Estate Property Managers industry shows the size and growth trends. Many investors and business leaders follow the principle of "a rising tide lifts all boats" - it's easier to succeed in a growing industry, than a shrinking one. There are exceptions, of course. To succeed in a declining industry typically requires game-changing innovation - technological innovation, process innovation, product innovation, or cost-savings innovation.

Companies that sell products or services for the Real Estate Property Managers industry will find that the size of orders will naturally increase if the average company size is increasing. If the number of firms is increasing, then outside sales is important to attract new customers. If the number of firms decreases, then customer retention becomes a higher priority.

Metrics	2009	2010	2011	2012	2013	2014
Market Size ($ millions)	$49,834	$51,244	$53,446	$57,355	$60,624	$66,906
Total Firms	40,060	40,853	42,555	43,973	45,788	47,630
Total Locations (HQ & Branch)	53,097	54,148	56,403	58,283	60,688	63,130
Total Employees	487,867	491,334	502,787	523,107	541,858	567,502
Avg Revenue Per Firm ($ thousands)	$1,244	$1,254	$1,256	$1,304	$1,324	$1,405
Avg Employees Per Firm	12	12	12	12	12	12

Source: Analysis of US Census and federal statistics

Market forecasts show that the long term outlook for the Real Estate Property Managers industry is positive. The following five-year forecast utilizes advanced econometric techniques that take into account both short-term and long-term industry trends.

Forecast	2014	2015	2016	2017	2018	2019
Market Size ($ millions)	$66,906	$72,910	$78,650	$84,360	$90,060	$95,490
Growth Rate		9.0%	7.9%	7.3%	6.7%	6.0%

Distribution by Company Size

The following analysis shows the market share (revenue) broken down by size of company. Across all industries, large enterprises (with over 500 employees) have approximately 51% market share. By comparison, in the Real Estate Property Managers industry large enterprises account for 22% of the market. This indicates the Real Estate Property Managers industry has greater market fragmentation than the overall economy.

Company Size	Companies: All Industries	Companies: Real Estate Property Managers
Small Business (less than 5 employees)	3,558,708	30,881
Small Business (5-20 employees)	1,612,090	11,471
Midsized Business (20-100 employees)	495,673	3,904
Large Business (100-500 employees)	83,326	1,062
Enterprise (over 500 employees)	17,509	311

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Product & Services Breakdown

Research products and services in the Real Estate Property Managers industry generating sales. Note that products are broken into categories with different levels of classification.

Product Description	Sales ($ millions)	Percent of Total Sales
Industry Total	$66,906	100%
Real Estate Agent And Brokerage Services	$1,987	3%
Sales Of Residential Property	$475	1%
Rental Of Residential Property	$274	0%
Sales Of Nonresidential Property	$415	1%
Rental Of Nonresidential Property	$749	1%
Reimbursements From Property Owners For Misc. Expend	$8,263	12%
Property Management Services	$53,197	80%
Residential Building Property Management	$34,604	52%
Nonresidential Building Property Management	$17,155	26%
Land Property Management	$1,445	2%
Real Estate Consulting Services	$529	1%
Construction Services	$910	1%
Other Products	$1,358	2%

Income Statement (Industry Average)

Financial metrics provide a snapshot view of an "average" company in the Real Estate Property Managers industry. Key business metrics show revenue and operating costs. The data collected is industry-wide, covering both public and private companies in the industry.

	Industry Average	Percent of Sales
Total Revenue	$1,404,700	100%
Operating Revenue	$1,154,408	82%
Cost of Goods Sold	$922	0%
Gross Profit	$1,153,485	82%
Operating Expenses
Pension, profit sharing plans, stock, annuity	$9,649	1%
Repairs	$20,903	1%
Rent paid on business property	$64,900	5%
Charitable Contributions	$708	0%
Depletion	$107	0%
Domestic production activities deduction	$89	0%
Advertising	$14,848	1%
Compensation of officers	$105,731	8%
Salaries and wages	$416,992	30%
Employee benefit programs	$22,702	2%
Taxes and Licenses	$47,226	3%
Bad Debts	$13,900	1%
Depreciation	$30,143	2%
Amortization	$5,282	0%
Other Operating Expenses	$381,365	27%
Total Operating Expenses	$1,134,544	81%
Operating Income	$18,942	1%
Non-Operating Income	$249,409	18%
EBIT (Earnings Before Interest and Taxes)	$268,350	19%
Interest Expense	$44,213	3%
Earnings Before Taxes	$224,138	16%
Income Tax	$12,152	1%
Net Profit	$211,986	15%

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Geographic Distribution: Market Size by State

State	2014 Market Size ($ millions)
California	$10,342
New York	$7,294
Florida	$6,594
Texas	$5,190
Illinois	$3,104
Massachusetts	$2,293
Virginia	$1,998
Georgia	$1,900
Maryland	$1,848
New Jersey	$1,747
Pennsylvania	$1,689
Ohio	$1,677
Arizona	$1,615
North Carolina	$1,559
Colorado	$1,543
Michigan	$1,443
District of Columbia	$1,395
Washington	$1,369
Indiana	$1,208
Connecticut	$1,066
Minnesota	$1,059
Missouri	$789
South Carolina	$716
Tennessee	$712
Oregon	$686
Nevada	$532
Wisconsin	$495

State	2014 Market Size ($ millions)
Utah	$449
Louisiana	$435
Alabama	$396
Oklahoma	$371
Kansas	$362
Hawaii	$292
Kentucky	$277
Rhode Island	$262
Iowa	$229
Puerto Rico	$206
Mississippi	$202
Nebraska	$195
Arkansas	$186
New Hampshire	$184
New Mexico	$176
Maine	$143
Delaware	$111
Idaho	$104
North Dakota	$91
Vermont	$84
Alaska	$77
Montana	$68
West Virginia	$63
Wyoming	$45
South Dakota	$37
Virgin Islands	-

Source: Anything Research

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Consulting and Construction

Residential and commercial buildings cost a lot of money to be comfortable, safe, and healthy in it all year long. However, if your home or business is like most homes and businesses in the U.S., it has inherent construction shortfalls that cause common comfort and energy efficiency problems including hot and cold spots, drafts, moisture and humidity, poor air quality, and excessive dust. As well as a lack of security in and outside of the building.

We take into account the principles of building science, the dynamics of air flow and moisture, and how buildings equipment interacts with each other and a building’s construction. Knowing how the system works as a whole allows us to accurately pinpoint root causes of problems and then go beyond the usual spot repairs and quick fixes.

After fully assessing your existing building, we provide a detailed report, options and costs for a customized solution, as well as predicted energy savings and guarantees. We also assist you in selecting the energy improvements that will be the best investments for your building, and help you secure low interest financing or government and utility company incentives to off-set the costs.

Ordinary building energy audits leave you dangling without a clear roadmap to results. Not so with Blackhawk USA. We handle your project from start to finish.

Once you’ve selected a course of action, an experienced Blackhawk installation partner performs the entire scope of work. As a single-source Building Performance Provider, you only have to deal with Blackhawk -- you don’t have to hassle with bidding and managing multiple contractors and their schedules. This one-stop approach saves you time and money, and ensures you receive the highest quality results as quickly as possible.

Blackhawk provides the services above to existing buildings as well as new construction, during the new construction phase we can discuss with the owners the plan for building and what they would like to accomplish. We will provide drawings, specs and cost for installation along with their savings each year.

Construction Division will provide services for tenant improvement with the property management division, such as painting, flooring, plumbing, electrical and any other improvements needed. Other services to be handled by our construction division will be remodeling existing properties that Blackhawk acquires as well as new construction projects.

Our business model gives us a distinct advantage over other developers. As a multifamily, single residence and commercial property managers, we shall have a strong local presence in the markets we serve. This, along with our fully integrated real estate expertise, enable us to spot development opportunities across our platform. Then, our entrepreneurial spirit and flexible nature enable us to move quickly and capitalize on them. Another important advantage we will have is our own in-house general contractor which allows us greater control over quality and schedule.

Blackhawk USA formed in the State of Nevada on December 2, 2014 is headquartered in Foothill Ranch, California, United States. Blackhawk USA will focus on partners that have earned a reputation for quality, culture, hospitality and value along with a strong future focusing on growth and profitability.

The company's Chairman/CEO Michael Flynn control majority common class A stock at Blackhawk USA, Inc.

Our principal and executive offices are located at 26632 Towne Centre Dr. Suite 300, Foothill Ranch, CA 92610 with telephone number of 949-420-3700 and a fax number of 949-420-3701. Office is an Executive Office located in a Premier Business Center.

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REVENUE STREAMS

Blackhawk USA will have a few areas for our revenue stream, listed below shows the revenue stream:

Property Management will be a recurring monthly fee to handle the operation of each property.

Consulting will an hourly fee based on the size of the project.

Construction will be a project by project fee based on the work required.

GENERAL INFORMATION

We were incorporated on December 2, 2014 under the laws of the State of Nevada.

As of the date hereof, we have had only limited start-up operations and have not generated any significant revenues. In December 2014, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

Our fiscal year-end is December 31.

BLACKHAWK USA BACKGROUND

Blackhawk USA, Inc. team is and will be made up of a diverse group of highly skilled professionals in their respected fields. Each individual who makes up the corporate structure plays an integral part of the company’s day to day operation and overall success. Blackhawk USA believes for a company to not merely succeed but thrive in any economic and political environment you must first have the right people on the team, make sure they are in the right position, and allow them to operate with integrity and an entrepreneurial spirit.

Our mission is to be the premier property management and construction company in the industry, while maintaining our capital as well as minimizing debt within Blackhawk USA. To leverage our team of professionals to source, evaluate and purchase value-added companies and startups, while allowing them to keep their integrity and entrepreneurial spirit. We strive to create awareness within our industries, develop environmentally friendly, economically sustainable businesses, while increasing shareholder value.

BLACKHAWK USA DISTRIBUTION METHODS

MARKETING

The marketing of our services will be a continually evolving and adapting effort. Our long-term goal is to brand our company as a professional and competent property management and Construction Company. This will be accomplished from the demeanor we will expect from our professional staff, the corporate image we will portray on our marketing material, advertising, promotional activities, and our public relations efforts. Marketing our Company begins with correspondence cards, mailers, newsletters, and targeted social media marketing campaigns.

GROWTH STRATEGY OF THE COMPANY

We plan to grow the Company by expanding into new territories through branch offices with experienced management. Towards the end of our first year of operations we plan to initiate a two-year business plan incorporating the due diligence we have derived from our operations to date. This plan will include a growth strategy into either new market areas or offering additional services.

NEW MARKET EXPANSION

New market expansion plans for our territories initially mean we enter these markets by opening a new location after evaluating market size, complementing services to our existing structure, competitive market share, and revenue potential. By this time we hope to have each location to have a proven corporate structure which would be mutually beneficial for both parties of corporate and branch. We believe that targeting one new market for expansion every nine months following our first full year of operations is a realistic goal.

COMPETITION

We primarily compete in the property management and construction segment, but also with traditional builders in other segments, such as remodel contractors, new construction builders and those that provide some of the same services. We believe the segment is competitive with these other segments with respect to product quality, price and value relationships, and is affected by many factors, including changes in technology and discretionary spending patterns, macroeconomic conditions, demographic trends, weather conditions, the cost and availability of products and supplies, labor and government laws and regulations.

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SOURCES AND AVAILABILITY OF PRODUCTS

Maintaining a high degree of quality in the segment depends in part on our ability to acquire high-quality products and other necessary supplies that meet our specifications from reliable suppliers. We will carefully select our primary distributor based on its quality, understanding of our brand and ability to support our high growth model due to its national distribution presence. We will regularly evaluate our primary distributor to ensure that the products we purchase conform to our standards and that the prices they offer are competitive.

We recognize that the safety and consistency of our products begins with our suppliers. Suppliers must meet our criteria and strict quality control standards in the production and delivery of our products. We will arrange for delivery of our products to each of our job sites when needed. Our standard sourcing procedures utilize two or more suppliers per distribution center for each commodity in order to reduce our supplier risk and ensure our ability to secure high-priority products.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Blackhawk USA is not dependent on one or a few major customers.

PATENTS AND TRADEMARKS

None.

NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS

None.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

ENVIRONMENTAL LAWS

We will be subject to federal, state and local environmental laws and regulations concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, or exposure to, hazardous or toxic substances. These environmental laws can provide for significant fines and penalties for non-compliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of the hazardous or toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such substances. We are not aware of any environmental laws that will materially affect our earnings or competitive position, or result in material capital expenditures relating to our job sites.

However, we cannot predict what environmental laws will be enacted in the future, how existing or future environmental laws will be administered, interpreted or enforced, or the amount of future expenditures that we may need to make to comply with, or to satisfy claims relating to, environmental laws. It is possible that we will become subject to environmental liabilities at our properties, and any such liabilities could materially affect our business, financial condition or results of operations.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

The company consists of 1 employee at this time, however Blackhawk USA is in the process of finding qualified candidates for the position of Chief Financial Officer, COO and CMO.

LEGAL PROCEEDINGS

Although the Company is not currently a subject of any legal or administrative proceedings there is always the risk that the Company could be the subject of legal proceedings that could give rise to significant exposure in costs and damages.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock that limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

•	Contains a description of the broker or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	Contains a toll-free number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

•	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	The bid and offer quotations for the penny stock;

•	The compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

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REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent. Blackhawk USA, Inc. has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

FINANCIAL STATEMENTS

Our fiscal year-end is December 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of incorporation, December 2, 2104, to December 31, 2014 are included.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has very little liquidity and no capital resources. In the event that the Company raises only the minimum of $10,000.00, those funds will be used to establish the Company’s website from which the Company will seek to build a customer base. By establishing a website the Company will be able to increase its visibility and focus additional energy on raising funds. The minimum of $10,000.00 will clearly be insufficient to meet the Company’s need for capital but in this event the Company will not be hiring staff or otherwise committing to costly investments without the necessary funds. The Company will instead attempt to increase its visibility to the public while continuing to raise funds to meet the capital needs of its business model.

Off Balance Sheet Arrangements

The Company does not have any Off Balance Sheet Arrangements.

MANAGEMENT’S PLAN OF OPERATION

The following discussion of our financial condition, changes in financial condition and results of operations for the period ended from Inception (December 2, 2014) to December 31, 2014, should be read in conjunction with our audited financial statements and related notes for the period ended from Inception (December 2, 2014) to December 31, 2014.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

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RESULTS OF OPERATIONS

For the period from inception on December 2, 2014 through December 31, 2014 the Company has incurred a net loss of $314,434.

For the period ended December 31, 2014 the Company realized total revenue of $0.

From our inception on December 2, 2014 through December 31, 2014, we have generated only $0 in revenue, while our total liabilities through December 31, 2014 is $29,600.

Operating expenses for the one month ended December 31, 2014 totaled $20,619.

Net Loss of $314,434 is based on the following:

Common stock, $0.01 par value, 100,000,000 shares authorized, 29,370,000 shares issued and outstanding as of December 31, 2014. As well expenses of $20,619 for G&A expenses and Professional Fee’s.

$20,619 breaks down as follows: $555 for General and Administration and $20,064 for professional fee’s such auditor, CPA and legal.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has very little liquidity and no capital resources. In the event that the Company raises only the minimum of $10,000.00, those funds will be used to establish the Company’s website from which the Company will seek to build a customer base. By establishing a website the Company will be able to increase its visibility and focus additional energy on raising funds. The minimum of $10,000.00 will clearly be insufficient to meet the Company’s need for capital but in this event the Company will not be hiring staff or otherwise committing to costly investments without the necessary funds. The Company will instead attempt to increase its visibility to the public while continuing to raise funds to meet the capital needs of its business model.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

Blackhawk USA, Inc. is a company with three divisions; property management, construction and consulting for energy and green designs. The Company will have partnerships with companies that offer commercial and residential home performance solutions that increase comfort, health, and safety and significantly reduce energy usage and utility bills. Property management will manage property owners property whether it is residential or commercial properties and the construction division will handle any tenant improvements for the property management division and remodel or construct properties we acquire.

The next 12 months will be exciting the company will complete marketing materials, web site and social media presence within the first 3 months. As well during the 1st 3 months we will have begun our recruiting efforts for employees in sales and administrative. During, the next 3 months with a successful hiring campaign prior to the 4th month, we shall lease a new office and acquire office furniture and equipment. By the end of the 6th month our plan is to hire a CFO that has experience with public companies and hiring an accounting staff.

Months 7 through 9 we will build out our design center at our new headquarters which will display products for green designs and energy efficient solutions. Once the design center is open we will invite other property management companies, apartment, residential and commercial property owners to a grand opening that will introduce our company staff such as executives, sales staff, vendors and tenant improvement partners.

Months 10 through 12 executive management will review our past 9 months, this way we may come up with a 2 year business plan. All sales staff will be on the road getting new projects whether it is property management, design and consulting and bringing in new clients. The operation staff will be operating the administrative duties as well as finding property for us to acquire, this property will be sold or rented out.

If company is not funded through the capital raise period, founders and executives have agreed to self-fund until funds are raised from outsiders.

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs of the Company, and market conditions of the Property Management, Construction and Consulting industry, none of which can be forecast exactly.

The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

19

These include:

0-3 MONTHS

Management plans to complete due diligence and finalize the corporate planned structure. Securing a web domain and initiating a web presence are key factors in our start-up efforts. We have budgeted $3,000 in the Marketing and Business Development line item as part of the "Use of Proceeds" section to secure a web domain and place an initial deposit with a web designer. We have identified a web designer for the development and implementation of our site, and shall place a deposit with the web designer within this timeframe which will be completed within the 1st 30 days. The Company has budgeted $5,000 as a deposit for Marketing and Business Development material including design and print flyers and vendor packages that we plan to initiate during this timeframe we must work with designing and then print the materials we estimate this process to take around 60 days. We have budgeted $10,000 in Professional Fees line item in the "Use of Proceeds" section for operations associated with our start-up efforts and in an effort to gain a presence in the public marketplace we will need to pay for some PR and other costs such as FINRA, etc. we believe this will take 90 days. We have budgeted $5,000 for a 60 day timeframe and amounts are allocated for office supplies and recruitment efforts in the Operations and Administration line item. The cost for the Company to keep in compliance is budgeted in the Professional Fee’s line item for $10,000 to obtain legal and auditing services our 10Q will need to be filed at the end of the 90 days. Our overall goal for this timeframe is to finalize our corporate planned structure. This includes finalizing the practices and procedures manual including qualifying property owners, researching, due diligence and partnership agreements.

4-6 MONTHS

The Company plans to finalize the web site development and implementation at an additional cost of $1,000 the company will add other items once the website is completed and will pay this the 4th month. This amount is allocated for in the Marketing and Business Development line item in the "Use of Proceeds" section. The Company also plans to finalize the design and print flyers and vendor packages and we have budgeted $3,000 in the Marketing and Business Development line item for this cost we anticipate additional printing to be completed and paid around the 5th month. Based on planned operations and a successful hiring campaign; the Company anticipates acquiring office space towards at the end of the 6th month and we have budgeted $10,000 for this expense in the Working Capital line item of the "Use of Proceeds". Office Equipment purchases/leases are expected to cost $7,500 and is budgeted for in the "Use of Proceeds" section Capital Expenditures to be acquired during the 6th month. During this period we expect to incur $2,500 in accounting and audit fees to remain in compliance with governmental and regulatory agencies to be completed by the end of the 6th month. In addition, we have budgeted $2,500 in the "Use of Proceeds" section Professional Fees line item for any legal issues we may incur as well this will be completed by the 6th month. We have budgeted $7,500 in the "Use of Proceeds" section Operations and Administration line item for office supplies during months 4, 5 and 6. In addition, we plan to further our efforts to hire an experienced CFO and an accounting staff. Our overall goal for this timeframe is to hire a CFO and accounting staff, finalize our marketing campaign, and acquire office space.

7-9 MONTHS

We have budgeted $500,000 in the "Use of Proceeds" section Capital Expenditures line item towards acquiring samples and display cases and big screen TV’s for our design center estimated to be completed by the 8th month. We have budgeted $7,500 in the "Use of Proceeds" section Marketing and Business Development line item so that the team may attend industry conferences and stay apprised to what is new in the industry and we will have attended a few shows by the end of the 3rd quarter. An amount of $2,500 is budgeted in the Marketing and Business Development line item in the "Use of Proceeds" section for lunches and entertainment expenses related to nurturing additional relationships with industry personnel to be used during the 3rd quarter. The Company has budgeted $40,000 in the "Use of Proceeds" section Operations and Administrative line item for office supplies and Use of Proceeds" section for working capital for staff payroll will be the 1st and 15th of each month, office supplies shall be acquired on the 1st of each month. The Company has budgeted $30,000 toward rent for this timeframe Use of Proceeds" section for working capital rent shall be due the 1st of each month. During this period we expect to incur $2,000 in the "Use of Proceeds" section Professional Fees line item for accounting and audit fees at the end of the 9 month to remain in compliance with governmental and regulatory agencies.

10-12 MONTHS

By the fourth quarter of operations, we hope to have a list of property owner locations and partners signed up. During this timeframe, we plan to analyze our past nine months of operations including our team’s effectiveness. This review of our operations to date will allow the Company to make the necessary adjustments and changes to further the growth of the Company. In addition, this review will provide valuable information for finalizing our two-year overall business plan with emphasis on expanding into other markets. The Company has budgeted $2,500 in the Marketing and Business Development line item in the "Use of Proceeds" section for continuing our marketing and promoting efforts during our 4th quarter. We have budgeted an additional $40,000 Use of Proceeds" section for working capital for staff payroll on the 1st and 15th of each month. Rent is budgeted at $30,000 “Use of Proceeds" section to be paid the 1st of each month for working capital and we have budged $250 in the "Use of Proceeds" section Operations and Administrative line item for office supplies for the last 3 months. During this period we expect to incur $5,500 in accounting and audit fees in the "Use of Proceeds" section Professional Fees line item to remain in compliance with governmental and regulatory agencies to be completed and paid by the end of the 12th month. In addition, we have budgeted $3,500 in the in the "Use of Proceeds" section Professional Fees line item for any legal expense we may incur if not used by the end of the 4th quarter funds shall go back to working capital.

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NOTE: The Company's planned milestones are based on quarters following the closing of the offering. We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects. Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Stock-Based Compensation

The Company accounts for share based payments in accordance with ASC 718, Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. In accordance with ASC 718-10-30-9, Measurement Objective – Fair Value at Grant Date, the Company estimates the fair value of the award using a valuation technique. For this purpose, the Company uses the Black-Scholes option-pricing model. The Company believes this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of option holders. Compensation cost is recognized over the requisite service period, which is generally equal to the vesting period. Upon exercise, shares issued will be newly issued shares from authorized common stock.

ASC 505, "Compensation-Stock Compensation", establishes standards for the accounting for transactions in which an entity exchanges its equity instruments to non-employees for goods or services. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 505.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, age and position of our officer and director is set forth below:

Name Michael Flynn	Age 50	First Year as Director 2014	Position CEO/Chairman

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

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BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the executive officers and directors:

The company consists of 1 employee at this time, however Blackhawk USA is in the process of finding qualified candidates for the position of COO, CMO, Chief Financial Officer and Board of Director members.

Michael Flynn                      CEO                      Age 50

Michael Flynn is a retired Detective with the Los Angeles Police Department (LAPD). Among his many assignments were working as a Robbery, Burglary and Narcotics Detective, vice and Internal Affairs (1990-2005). He holds a bachelor’s degree in Criminal Justice from Wilmington University, Delaware.

After retiring from the Police Department, Mr. Flynn became 50% owner of a communication company (2005-2008) where he worked as the Operations Manager. The security firm specialized in camera and access control installation, as well as remote monitoring of security cameras. From there his career expanded into a Security Consultant developing threat analysis, security risk assessments and security audits. He also conducted on-site security training seminars to businesses and the security industry.

From 2008 to 2014, Mr. Flynn sought adventure working in Afghanistan for the US Department of State (DOS) and Department of Defense (DOD) as an Advisor to the Afghan Police. Among his many assignments were teaching at the Afghan Police Academy, overseeing Afghan Police Academy training and advising/mentoring the Chief of Police at various districts. While working with the DOS, Mr. Flynn was assigned to the Poppy Eradication Force (PEF) working with the DEA on curbing the growing of poppy and the eradication of opium manufacturing.

Mr. Flynn also has experience in the industry as he has purchased, renovated and sold several homes with another currently in progress.

The Board believes that the Company’s director is highly qualified to serve as a member of the Board. The director has contributed to the mix of skills, core competencies and qualifications of the Board.

None of our current directors hold or held any directorships during the past five years in other reporting companies. Presently, none of our directors is an “independent director” under the Corporate Governance Rules of the NASDAQ Stock Market, Inc., Rule 5605(a) (2). There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE GUIDELINES

Our Board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our common stock is not currently quoted on any listed exchange. However, our Board believes that the corporate governance rules of NASDAQ and AMEX represent good governance standards and, accordingly, during the past year, our Board has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules and regulations of the Securities and Exchange Commission and the new listing standards of NASDAQ and AMEX, and it has implemented certain of the foregoing rules and listing standards during this past fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director receive no compensation, other than shares of common stock previously issued, for services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

The Company’s officers and directors currently serve without compensation.

22

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive (#)	Deferred Comp Earnings ($)	All Other ($)
Michael Flynn CEO	2014	-0- -	-0-	-0-	-0-		-0-

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer’s named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the date of incorporation on December 2, 2014, the Company has not paid any compensation to any officer, director, or employee. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed. We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Before Offering	After Offering (3)

Common	M & A Cummings Trust[4]	10,000,000	40.65%	33.78%
Common	Michael Flynn	10,000,000	40.65%	33.78%

All Officers and Directors as a Group

1.	The address of each executive officer and director is c/o Blackhawk USA Inc. 15338 Central Ave. Chino Hills, Ca. 91710.

2.	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

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Assumes the sale of the maximum amount of this offering (5,000,000 shares of common stock) by Blackhawk USA. The aggregate amount of shares to be issued and outstanding after the offering is 29,601,000. 4. Michael Cummings has the voting and investment power over the M & a Cummings Trust.

FUTURE SALES BY EXISTING STOCKHOLDERS

The Company currently has not issued restricted common shares to other shareholders and therefore cannot register those shares in the current S-1. Further new issues of stock unless registered will be restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Investors purchasing restricted common shares in the Company will not be able to use Rule 144 until the Company cures its “Shell” status.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

As permitted by the Nevada General Corporation Law, we have adopted provisions in our by-laws to be in effect that limits or eliminates the personal liability of our directors. Consequently, a director will not be personally liable to us, or our stockholders, for monetary damages or breach of fiduciary duty as a director, except for liability for:

●	any breach of the director's duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

●    we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Nevada General Corporation Law; and

●    we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We intend to obtain and thereafter maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

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AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

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Blackhawk USA

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Blackhawk USA, Inc. Foothill Ranch, CA

We have audited the accompanying balance sheet of Blackhawk USA, Inc. as of December 31, 2014, and the related statements of operations, stockholders’ deficit, and cash flows the period from December 2, 2014 (Inception) to December 31, 2014. Blackhawk USA, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blackhawk USA, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the period from December 2, 2014 (Inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Blackhawk USA, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, Blackhawk USA, Inc. has suffered losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs,PC

www.gbhcpas.com Houston, Texas March 18, 2015

F-2

BLACKHAWK USA, INC.

BALANCE SHEET

December 31, 2014

ASSETS
Current assets
Cash	$25
Prepaid expenses	10,000
Total current assets	$10,025

Total assets	$10,025

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$–
Advance from related party	10,467
Total current liabilities	10,467

Total liabilities	10,467

Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 24,601,000 shares issued and outstanding as of December 31, 2014	24,601
Additional paid in capital	25
Accumulated deficit	(25,068)
Total stockholders' deficit	(442)

Total liabilities and stockholders' deficit	$10,025

The accompanying notes are an integral part of these financial statements

F-3

BLACKHAWK USA, INC.

STATEMENTS OF OPERATIONS

Year ended December 31, 2014
Revenues	$–

Operating expenses:
Professional fees	467
Stock based compensation, related party	24,601

Total operating expenses	25,068

Net operating loss	(25,068)

NET LOSS	$(25,068)

Net loss per common share, basic and diluted	$(0.01)

Weighted average number of common shares outstanding - basic and diluted	1,954,600

The accompanying notes are an integral part of these financial statements

F-4

BLACKHAWK USA, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM DECEMBER 2, 2014 (INCEPTION) TO DECEMBER 31, 2014

			Additional
	Common stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, Inception of December 2, 2014	–	$–	$–	$–	$–

Common stock issued for services	24,601,000	24,601	–	–	24,601
Contributed capital	–	–	25	–	25
Net loss	–	–	–	(25,068)	(25,068)
Balance, December 31, 2014	24,601,000	$24,601	$25	$(25,068)	$(442)

The accompanying notes are an integral part of these financial statements.

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BLACKHAWK USA, INC. STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES:

For the period from December 2, 2014 (Inception) to December 31, 2014

Net loss	$(25,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	24,601
Changes in operating assets and liabilities:
Increase in prepaid expenses	(10,000)
Net cash used in operating activities	(10,467)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder loan	10,467
Donated capital	25
Net cash provided by financing activities	10,492

Net increase in cash	25

Cash, beginning of the period	–
Cash, end of period	$25

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$–
Income taxes paid	$–

The accompanying notes are an integral part of these financial statements.

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BLACKHAWK USA, INC.

Notes to the Financial Statements

1. BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

Blackhawk USA, Inc. (the “Company” or “Blackhawk USA”) was incorporated on December 2, 2014 (“inception”) under the laws of the State of Nevada. The Company will operate with three divisions; property management, construction and consulting for energy and green designs. The Company will have partnerships with companies that offer commercial and residential home performance solutions that increase comfort, health, and safety and significantly reduce energy usage and utility bills. Property management will manage property owners’ property whether it is residential or commercial properties and the construction division will handle any tenant improvements for the property management division and remodel or construct properties the Company may acquire.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("GAAP") and have been consistently applied.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include: valuation of stock compensation and income taxes.

On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Cash and cash equivalents

The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of their acquisition date. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value. For cash management purposes the company concentrates its cash holdings in an account at Citibank.

Financial Instruments

Fair Value of Financial Instruments

The carrying amounts reflected in the balance sheets for cash and advance from related party approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

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Stock-Based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings or Loss per Common share

Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The common share equivalents are determined by the treasury stock method. The Company incurred a net loss for the year ended December 31, 2014, and therefore, basic and diluted earnings per share for the year are the same. The Company did not have any potentially dilutive issuable shares of common stock outstanding as of December 31, 2014.

Recent accounting pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-10 “Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. ASU 2014-10 eliminates all incremental financial reporting requirements for development stage entities by removing ASC Topic 915 “Development Stage Entities”, from the FASB Accounting Standards Codification. The ASU 2014-10 clarified that the guidance in Topic 275 “Risks and Uncertainties” is applicable to entities that have not yet commenced operations. Accordingly, upon adopting the ASU 2014-10 and eliminating development stage information, entities should re- evaluate their disclosures under Topic 275. The Company decided to early adopt this pronouncement on the date of inception.

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-12, Compensation-Stock Compensation. The amendments in this update apply to reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target can be achieved after the requisite service period. The amendments in this update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015, and early adoption is permitted. The Company is currently evaluating the effects of ASU 2014-12 on the financial statements.

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-15, Presentation of Financial Statements - Going Concern. The update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in this update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently evaluating the effects of ASU 2014-15 on the financial statements.

Subsequent Events

The Company’s management reviewed all material events through the date the financial statements were issued for subsequent event disclosure consideration.

3.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start-up costs and expenses. As a result, the Company incurred net losses from inception through December 31, 2014 of $25,068. The Company also has a negative working capital deficiency of $442. In addition, the Company’s development activities since inception have been financially sustained through advances from shareholders. In order to execute the Company's long-term strategy, the Company will need to raise additional funds, through public or private equity offerings, debt financings, or other means. The Company can give no assurance that the cash raised subsequent to December 31, 2014 or any additional funds raised will be sufficient to execute its business plan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company can give no assurance that additional funds will be available on reasonable terms, or available at all, or that it will generate sufficient revenue to alleviate these conditions

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

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4. STOCKHOLDERS’ EQUITY

EQUITY Common Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share. As of December 31, 2014, the Company had 24,601,000 common shares issued and outstanding.

During the year ended December 31, 2014, the Company issued 20,000,000 shares of common stock to founders/executives of the Company and 4,601,000 shares of common stock were issued to various individuals for services rendered. The shares were valued at par of $0.001 per share, for a total value of $24,601 which was recorded as stock compensation.

On December 10, 2014, Freebird USA, Inc., a shareholder contributed to the Company the amount of $25 in cash for operating purposes. The amount is reflected in additional paid in capital.

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share. As of December 31, 2014, the Company had 24,601,000 common shares issued and outstanding.

During the year ended December 31, 2014, the Company issued 20,000,000 shares of common stock to founders/executives of the Company and 4,601,000 shares of common stock were issued to various individuals for services rendered. The shares were valued at par of $0.001 per share, for a total value of $24,601 which was recorded as stock compensation.

On December 10, 2014, Freebird USA, Inc., a shareholder contributed to the Company the amount of $25 in cash for operating purposes. The amount is reflected in additional paid in capital.

5. RELATED PARTY TRANSACTIONS

As of December 31, 2014, a shareholder of the Company advanced $10,467 to the Company. These advances bear no interest and are due on demand.

6. INCOME TAX

2014
Deferred tax assets:
Net operating loss carryforward	$163
Total deferred tax assets	163
Less: Valuation allowance	(163)
Net deferred tax assets	$–

At December 31, 2014, the Company had a federal operating loss carryforward of $467 which begins to expire in 2034. Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2014:

The valuation allowance for deferred tax assets as of December 31, 2014 was $467, which will begin to expire in 2034. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2014 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2014:

	2014
Federal statutory rate	(35.0%	)
State taxes, net of federal benefit	(0.00%	)
Change in valuation allowance	35.0%
Effective tax rate	0.0%

7. SUBSEQUENT EVENTS

In February 2015, the Company received $2,950 in additional advances from a shareholder. These advances are due on demand and do not bear interest.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company has not engaged in sales of any unregistered securities.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation *
3.2	Bylaws *
5	Opinion of Joseph L. Pittera, Esq.
10.1	Escrow Agreement *
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)
99.1	Subscription Agreement

* Filed with the Registrant’s Form S-1 Registration Statement on March 23, 2015.

ITEM 17. UNDERTAKINGS

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Blackhawk USA includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Foothill Ranch, State of California on May 20, 2015.

Blackhawk USA
(Registrant)

By: /s/Michael Flynn

CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Michael Flynn	CEO, and Director	May 20, 2015

/s/ Michael Flynn	Principal Financial Officer	May 20, 2015

/s/ Michael Flynn	Principal Accounting Officer	May 20, 2015

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